UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Warren Corporate Center Drive
Warren, NJ	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2026, PTC Therapeutics, Inc. (the “Company”) completed its previously announced private offering of $550,000,000 aggregate principal amount of its 0.0% Convertible Senior Notes due 2031 (the “Notes”) and entered into an indenture with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), governing the Notes (the “Indenture”). The Notes were sold in a private placement under a purchase agreement, dated as of June 15, 2026, entered into by and between the Company and Morgan Stanley & Co. LLC, as representative of the several initial purchasers named in the purchase agreement (collectively, the “Initial Purchasers”), for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the Notes sold reflects the exercise in full by the Initial Purchasers of their option to purchase up to an additional $50,000,000 in aggregate principal amount of the Notes.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes may bear special interest under specified circumstances relating to the Company’s failure to comply with its reporting obligations under the Indenture or if the Notes are not freely tradeable as required by the Indenture. Special interest, if any, will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2026 (if and to the extent that special interest is payable). The Notes will mature on June 15, 2031, unless earlier converted, redeemed or repurchased pursuant to their terms.

The initial conversion rate of the Notes is 9.3042 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $107.48 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for any accrued and unpaid special interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture) or an issuance of a notice of redemption, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change or notice of redemption.

Holders may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding March 15, 2031 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2026 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the relevant redemption date; or (4) upon the occurrence of specified corporate events. On or after March 15, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The Company may not redeem the Notes prior to June 20, 2029. The Company may redeem for cash all or any portion of the Notes, at the Company’s option, on or after June 20, 2029 if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a written notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid special interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture) prior to the maturity date, then, subject to certain conditions, holders of Notes may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid special interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s general unsecured, senior obligations and will rank senior in right of payment to any of its indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of the Company’s existing and future unsecured indebtedness that is not so subordinated (including any of the Company’s outstanding 1.50% Convertible Senior Notes due 2026 (the “Existing Convertible Notes”)); effectively junior in right of payment to any of the Company’s senior, secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s current or future subsidiaries.

The Indenture contains customary events of default with respect to the Notes, including that upon certain events of default (including the Company’s failure to make any payment of principal or any special interest on the Notes when due and payable) occurring and continuing, the Trustee by written notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may (subject to the provisions of the Indenture) declare 100% of the principal of and accrued and unpaid special interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving the Company or a significant subsidiary, 100% of the principal of and accrued and unpaid special interest, if any, on the Notes will automatically become due and payable without any further act or declaration on the part of the holders or the Trustee. Upon such a declaration of acceleration, such principal and accrued and unpaid special interest, if any, will be due and payable immediately.

The Company estimates the net proceeds from the offering to be approximately $535.5 million, after deducting the Initial Purchasers’ discounts and commissions and the Company’s estimated offering expenses. The Company is using approximately $328.8 million of the net proceeds from the offering to repurchase for cash $222.0 million in aggregate principal amount of the Existing Convertible Notes pursuant to privately negotiated transactions with certain holders entered into concurrently with the pricing of the offering of the Notes. The remaining net proceeds from the offering will be used for general corporate purposes, which may include additional repurchases of the Existing Convertible Notes from time to time following the offering and the repayment or retirement of any remaining Existing Convertible Notes at maturity.

The foregoing description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the text of the Indenture (and the Form of Note included therein), which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company does not intend to file a registration statement for the resale of the Notes or any Common Stock issuable upon conversion of the Notes. Additional information pertaining to the Notes and the shares of Common Stock issuable upon conversion of the Notes is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

The Company is using approximately $328.8 million of the net proceeds from the offering to repurchase for cash $222.0 million in aggregate principal amount of the Existing Convertible Notes pursuant to privately negotiated transactions with certain holders entered into concurrently with the pricing of the offering of the Notes. After giving effect to such expected repurchases of the Existing Convertible Notes, the aggregate principal amount outstanding of Existing Convertible Notes would be $55.5 million.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture (including Form of Note), dated June 18, 2026, between PTC Therapeutics, Inc. and U.S. Bank Trust Company, National Association.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains information about future expectations, plans and prospects of the Company’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements with respect to the Company’s expectations with respect to the repurchase of Existing Convertible Notes. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, the impact of general economic, industry, market or political conditions and other factors that are discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other documents periodically filed with the Securities and Exchange Commission.

In addition, the statements in this Current Report on Form 8-K represent the Company’s expectations and beliefs as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: June 18, 2026	By:	/s/ Pierre Gravier
Pierre Gravier
Chief Financial Officer